                                                                     Exhibit 2.2





                     PLAN OF CONVERSION AND REORGANIZATION
                                      OF
                             HARRIS FINANCIAL, MHC

                               TABLE OF CONTENTS
1.   INTRODUCTION ....................................................  1

2.   DEFINITIONS .....................................................  1

3.   PROCEDURES FOR CONVERSION .......................................  6

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS ......................  8

5.   SALE OF SUBSCRIPTION SHARES .....................................  8

6.   PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES ................  9

7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY .........  9

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS
     (FIRST PRIORITY) ................................................ 10

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY) ......... 10

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS
     (THIRD PRIORITY) ................................................ 10

11.  SUBSCRIPTION RIGHTS OF OTHER DEPOSITORS (FOURTH PRIORITY) ....... 11

12.  COMMUNITY OFFERING AND MERGER SHARES ............................ 11

13.  SYNDICATED COMMUNITY OFFERING/UNDERWRITTEN PUBLIC OFFERING ...... 12

14.  LIMITATION ON PURCHASES ......................................... 12

15.  PAYMENT FOR SUBSCRIPTION SHARES ................................. 13

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS .... 14

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT
     PAYMENT ......................................................... 15

18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES ............... 15

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT ............................ 15

20.  VOTING RIGHTS OF STOCKHOLDERS ................................... 16

21.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION ................ 16

22.  REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS
     FOLLOWING THE CONVERSION ........................................ 17

23.  TRANSFER OF DEPOSIT ACCOUNTS .................................... 17

24.  REGISTRATION AND MARKETING ...................................... 17

25.  TAX RULINGS OR OPINIONS ......................................... 18

26.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS ................... 18

27.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY ......... 18

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK .................... 19

29.  CHARTER AND BYLAWS .............................................. 19

30.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE ................... 19

31.  EXPENSES OF CONVERSION .......................................... 19

32.  AMENDMENT OR TERMINATION OF PLAN ................................ 19

33.  CONDITIONS TO CONVERSION ........................................ 20

34.  INTERPRETATION .................................................. 20

     EXHIBIT A     AGREEMENT OF MERGER BETWEEN HARRIS FINANCIAL, INC. AND
                   HARRIS SAVINGS BANK

     EXHIBIT B     AGREEMENT OF MERGER BETWEEN HARRIS FINANCIAL, MHC AND
                   HARRIS SAVINGS BANK

     EXHIBIT C     AGREEMENT OF MERGER BETWEEN HARRIS SAVINGS BANK AND
                   HARRIS INTERIM SAVINGS BANK

     EXHIBIT D     ARTICLES OF INCORPORATION OF THE HOLDING COMPANY

     EXHIBIT E     BYLAWS OF THE HOLDING COMPANY

                   PLAN OF CONVERSION AND REORGANIZATION OF
                             HARRIS FINANCIAL, MHC


1.   INTRODUCTION

     This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Harris Financial, MHC, a mutual holding company (the "Mutual Holding Company"), into the capital stock form of organization. The Mutual Holding Company currently owns a majority of the common stock of Harris Financial, Inc., a stock corporation (the "Mid-Tier Holding Company") which owns 100% of the common stock of Harris Savings Bank (the "Bank"), a stock savings bank which is headquartered in Harrisburg, Pennsylvania. A new Pennsylvania (or Delaware) stock holding company (the "Holding Company") will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and issue Holding Company Common Stock in the Conversion and Merger. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization, which will, among other things, permit the Holding Company to acquire the Acquiree Corporation in the Merger. The Holding Company will offer its Common Stock in the Offering upon the terms and conditions set forth herein. The subscription rights granted to participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Holding Company Common Stock in the Community Offering, Syndicated Community Offering or Underwritten Public Offering will be at the sole discretion of the Board of Directors of the Bank and the Holding Company. As part of the Conversion and the Exchange Offering, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will have no impact on depositors, borrowers or customers of the Bank. After the Conversion, the Bank's insured savings deposits will continue to be insured by the FDIC to the extent provided by applicable law.

     Prior to the closing of the Conversion and the Offering, the Bank will convert to a federal savings bank regulated by the OTS, and the Mutual Holding Company and Mid-Tier Holding Company will convert to federal mutual holding companies regulated by the OTS. As a result, this Plan provides for the conversion of a federal mutual holding company to stock form. This Plan has been adopted by the Board of Trustees of the Mutual Holding Company, and will be ratified by the Board of Directors of the Mutual Holding Company upon completion of the Charter Conversion. This Plan must also be approved by (i) a majority of the total number of votes entitled to be cast by Voting Depositors at a Special Meeting of Depositors to be called for that purpose, and (ii) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company at the Special Meeting of Stockholders, including at least a majority of the votes cast, in person or by proxy, by Minority Stockholders. This Plan must be approved by the OTS before it is presented to Voting Depositors and stockholders of the Mid-Tier Holding Company for their approval.

2.   DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     Account Holder - Any Person holding a Deposit Account in the Bank.

     Acquiree Corporation - York Financial Corp., the savings and loan holding company and its subsidiary federal savings association that will be merged into the Holding Company at the closing of, or immediately following, the Conversion.

     Acting in Concert - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Affiliate - Any person that controls, is controlled by, or is under common control with another person.

     Appraised Value Range - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range. The appraisal upon which the Appraised Value Range is based may be an appraisal of the Holding Company, or of the Holding Company and any Acquiree Corporation.

     Associate - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of this Plan relating to subscriptions in the offering, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Mid-Tier Holding Company, the Bank or the Holding Company, or any of its parents or subsidiaries.

     Bank - Harris Savings Bank, Harrisburg, Pennsylvania and any successor thereto resulting from the Charter Conversion.

     Bank Merger - The merger of Interim with the Bank as set forth in this Plan.

     Bank Regulators - The applicable Federal or state bank regulatory agency or agencies responsible for reviewing and approving the Conversion and/or the Merger, including the ownership of the Bank by the Holding Company. It is expected that the OTS will be the only Bank Regulator with authority to approve this Plan, the Conversion, the Offering and/or the Merger.

     Charter Conversion - The conversion of (i) the Bank's charter to a federal savings bank regulated by the OTS, (ii) the Mid-Tier Holding Company to a corporation regulated or chartered by the OTS, and (iii) the Mutual Holding Company to a federal mutual holding company chartered and regulated by the OTS.

     Code - The Internal Revenue Code of 1986, as amended.

     Community - The counties in which the Bank or Acquiree Corporation maintains one or more branch offices as of the date hereof.

     Community Offering - The offer and issuance of Subscription Shares as described in Section 12.

     Control - (including the terms "controlled by", "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Conversion - The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering and the Exchange Offering.

     Conversion Stock - The Subscription Shares and the Exchange Shares.

     Deposit Account - Any withdrawable account, including all demand deposit accounts and certificates of deposit.

     Director - A member of the Board of Directors of the Bank, the Mid-Tier Holding Company or the Holding Company, or a member of the Board of Directors or Trustees of the Mutual Holding Company, as appropriate in the context.

     Eligible Account Holder - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

     Eligibility Record Date - The date for determining Eligible Account Holders of the Bank which is December 31, 1998.

     Employees - All Persons who are employed by the Bank, the Mid-Tier Holding Company or the Mutual Holding Company.

     Employee Plans - Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

     ESOP - The Bank=s Employee Stock Ownership Plan and related trust.

     Exchange Offering - The offering and exchange of Holding Company Common Stock for Mid-Tier Holding Company Common Stock held by Minority Stockholders immediately prior to the Conversion.

     Exchange Ratio - The rate at which shares of Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion as the percentage of Mid-Tier Holding Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion, adjusted by (i) any adjustment due to dividends waived or assets held by the Mutual Holding Company but only if required by any regulatory authority, (ii) the payment of cash in lieu of issuing fractional shares of Holding Company Common Stock, and (iii) any shares of Holding Company Common Stock purchased by the Minority Stockholders in the Conversion.

     Exchange Shares - The shares of Holding Company Common Stock issued to Minority Stockholders in the Exchange Offering.

     FDIC - The Federal Deposit Insurance Corporation.

     Holding Company - The Pennsylvania or Delaware corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

     Holding Company Common Stock - The common stock, par value $.01 per share, of the Holding Company.

     Independent Appraiser - The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

     Interim - The interim savings bank subsidiary of the Holding Company established to effect the Conversion.

     Liquidation Account - The interest in the Bank received by Eligible Account Holders and Supplemental Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion.

     Majority Ownership Interest - The percentage of the common stock of the Mid-Tier Holding Company held by the Mutual Holding Company, as adjusted upward (only if required by any regulatory authority) to reflect dividends waived, or assets held, by the Mutual Holding Company.

     Merger - The merger of the Acquiree Corporation into the Holding Company (or a subsidiary thereof) with the Holding Company as the resulting corporation, which shall occur upon consummation of the Conversion or immediately thereafter.

     Merger Shares - Any shares of Holding Company Common Stock issued to stockholders of Acquiree Corporation in consideration of the Merger.

     MHC Merger - The merger of the Mutual Holding Company with the Bank as set forth in this Plan.

     Mid-Tier Holding Company - Harris Financial, Inc., the Pennsylvania corporation that owns 100% of the Bank=s Common Stock and any successor thereto resulting from the Charter Conversion.

     Mid-Tier Merger - The conversion of the Mid-Tier Holding Company into an interim stock savings bank and subsequent merger with and into the Bank as set forth in this Plan.

     Minority Shares - Any outstanding common stock of the Mid-Tier Holding Company, or shares of common stock of the Mid-Tier Holding Company issuable upon the exercise of options or grant of stock awards, held by persons other than the Mutual Holding Company.

     Minority Ownership Interest - The percentage of the Mid-Tier Holding Company's common stock held by stockholders other than the Mutual Holding Company immediately prior to the completion of the Conversion.

     Minority Stockholder - Any owner of Minority Shares.

     Mutual Holding Company - Harris Financial, MHC, the mutual holding company of the Mid-Tier Holding Company, and any successor thereto resulting from the Charter Conversion.

     Offering - The offering and issuance, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering, Syndicated Community Offering or Underwritten Public Offering, as the case may be. The term "Offering" includes any shares of Holding Company Common Stock that (i) are offered for sale but not purchased in the Subscription Offering and Community Offering, and (ii) are issued to stockholders of Acquiree Corporation in consideration of the Merger. The term "Offering" does not include the Holding Company Common Stock issued in exchange for Minority Shares pursuant to this Plan.

     Offering Range - The range of the number of shares of Holding Company Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Interest, divided by the Subscription Price.

     Officer - An executive officer of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

     Order Form - Any form (together with any cover letter and acknowledgments) sent by the Bank to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

     Other Depositor - Any person holding a Deposit Account on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

     OTS - The Office of Thrift Supervision, a division of the United States Department of Treasury.

     Participant - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Depositor.

     Person - An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     Plan - This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     Prospectus - The one or more documents used in offering the Conversion
Stock.

     Qualifying Deposit - The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

     Resident - Any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and the Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Participant must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

     SEC - The Securities and Exchange Commission.

     Special Meeting of Depositors - The special meeting of Voting Depositors and any adjournments thereof held to consider and vote upon this Plan.

     Special Meeting of Stockholders - The special meeting of stockholders of the Mid-Tier Holding Company and any adjournments thereof held to consider and vote upon the Plan.

     Subscription Offering - The offering of Subscription Shares to
Participants.

     Subscription Price - The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

     Subscription Shares - Shares of Holding Company Common Stock offered for sale in the Offering including Merger Shares issued as described in Section 12. Subscription Shares do not include shares of Holding Company Common Stock issued in exchange for Minority Shares in the Exchange Offering.

     Supplemental Eligible Account Holder - Any Person, other than Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

     Supplemental Eligibility Record Date - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

     Syndicated Community Offering - The offering of Subscription Shares, at the sole discretion of the Holding Company, following the Subscription and Community Offerings through a syndicate of broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirements. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     Underwritten Public Offering - The offering of Holding Company Common Stock following or concurrently with the Subscription Offering and any Community or Syndicated Community Offering by one or more Underwriters on a firm commitment basis pursuant to Section 13.

     Underwriter - Any one or more investment banking firms that agrees in connection with the Conversion to purchase from the Holding Company and sell to the public in an Underwritten Public Offering shares of Holding Company Common Stock not subscribed for in the Subscription Offering, the Community Offering or any Syndicated Community Offering, or issued to stockholders of Acquiree Corporation.

     Voting Depositor - Any Person holding a Deposit Account in the Bank as of the Voting Record Date.

     Voting Record Date - The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Depositors and/or the Special Meeting of Stockholders.

3.   PROCEDURES FOR CONVERSION

     A. After approval of the Plan by the Board of Directors of the Bank and the Board of Trustees of the Mutual Holding Company, the Plan together with all other requisite material shall be submitted to the Bank Regulators for approval. Notice of the adoption of the Plan by the Board of Directors of the Bank and the Board of Trustees of the Mutual Holding Company and the submission of the Plan to the Bank Regulators for approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by depositors. The Mutual Holding Company also will publish a notice of the filing with the Bank Regulators of an application to convert in accordance with the provisions of the Plan.

     B. Promptly following approval by the Bank Regulators, the Plan will be submitted to a vote of (i) Voting Depositors at the Special Meeting of Depositors, and (ii) the Stockholders of the Mid-Tier Holding Company at the Special Meeting of Stockholders. The Mutual Holding Company will mail to all Voting Depositors, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of Voting Depositors at the Special Meeting of Depositors. The Holding Company also will mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or by letter addressed to the Bank=s Secretary, a copy of the Plan as well as the articles of incorporation or bylaws of the Holding Company. Upon approval of the Plan by at least (i) a majority of the total number of votes entitled to be cast by Voting Depositors, (ii) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and
(iii) a majority vote of Minority Stockholders present in person or by proxy, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of the Plan by Voting Depositors, unless a longer time period is permitted by governing laws and regulations.

     C. The Conversion will be effected as follows, or in any other manner which is consistent with the purposes of this Plan and applicable laws and regulations, including a merger of the Mutual Holding Company into the Mid-Tier Holding Company followed immediately by the Offering. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Board of Directors of the Mutual Holding Company and the Board of Directors of the Bank, and applicable federal and state regulations and policy. Approval of the Plan by Voting Depositors and stockholders of the Mid-Tier Holding Company also shall constitute approval of each of the transactions necessary to implement the Plan.

          (1) The Bank will establish the Holding Company as a first-tier Pennsylvania-chartered stock holding company subsidiary.

          (2)  Holding Company will charter Interim.

          (3) The Mid-Tier Holding Company will convert to an interim stock savings bank (which shall continue to be referred to as the "Mid-Tier Holding Company") and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity pursuant to the Agreement of Merger attached hereto as Exhibit A between the Mid-Tier Holding Company and the Bank, whereby the Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

          (4) Contemporaneously with the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank (the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit B between the Mutual Holding Company and the Bank, whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

          (5) Immediately after the MHC Merger and the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") pursuant to the Agreement of Merger between the Bank and Interim attached hereto as Exhibit C. Constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

          (6) Immediately after the Bank Merger, the Holding Company will sell the Subscription Shares in the Offering.

     D. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable. Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

     E. The Holding Company shall also seek to register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, if required by applicable law and regulations, the Board of Directors of the Bank and the Mid-Tier Holding Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC in connection with the solicitation of stockholder approval of the Plan.

     F. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of the Mid-Tier Holding Company.

     G. The Articles of Incorporation of the Holding Company (the "Certificate") shall read in the form of Exhibit D.

     H. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and Mid-Tier Holding Company.

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Board of Directors of the Mutual Holding Company, the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications to the Bank Regulators for any requisite regulatory approvals to complete the Conversion.

5.   SALE OF SUBSCRIPTION SHARES

     The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the Proxy Statement for the Special Meeting of Depositors. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of Holding Company Common Stock.

     Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering. The Subscription Offering may begin prior to the Special Meeting of Depositors and, in that event, the Community Offering also may begin prior to the Special Meeting of Depositors. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Depositors, however, is subject to the approval of the Plan by Voting Depositors and stockholders of the Mid-Tier Holding Company.

     If feasible, any shares of Holding Company Common Stock remaining after the Subscription Offering, and the Community Offering should one be conducted, will be sold in a Syndicated Community Offering or Underwritten Public Offering, or in any manner that will achieve the widest distribution of the Holding Company Common Stock. The Syndicated Community Offering and/or Underwritten Public Offering may be conducted in addition to, or instead of, a Community Offering. The issuance of Holding Company Common Stock in any Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Holding Company Common Stock in the Syndicated Community Offering or Underwritten Public Offering is consummated and only if the required minimum number of shares of Holding Company Common Stock has been issued.

6.   PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

     The total number of shares (or a range thereof) of Conversion Stock to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Percentage. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the Bank Regulators, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares issued in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

     In the event that the Subscription Price multiplied by the number of shares of Conversion Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank and the Mutual Holding Company shall establish, if all required regulatory approvals are obtained.

     Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company, and the Bank Regulators, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Conversion and establish a new Subscription Price and/or Appraised Value Range, extend, reopen or hold a new Offering, or take such other action as the Bank Regulators may permit.

     The Holding Company Common Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

     The Holding Company may retain up to 50% of the proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment and would facilitate the possible expansion through acquisitions of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Holding Company Common Stock as permitted by applicable federal and state regulations and policy.

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $5.0 million of Holding Company Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

     B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

     C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

     The Employee Plans of the Holding Company and the Bank shall have subscription rights to purchase in the aggregate up to 8% of the Subscription Shares issued in the Offering, including any Subscription Shares to be issued as a result of an increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY)

     A. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $5.0 million of Holding Company Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of shares Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14.

     B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

11.  SUBSCRIPTION RIGHTS OF OTHER DEPOSITORS (FOURTH PRIORITY)

     A. Each Other Depositor shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to $5.0 million of the Holding Company Common Stock subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

     B. In the event that such Other Depositors subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Depositors in proportion to the amounts of their relative subscriptions.

12.  COMMUNITY OFFERING AND MERGER SHARES

     A. If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be issued for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Any shares offered for sale in the Community Offering will be available for purchase by the general public with preference given to persons residing in the Community, Minority Stockholders of the Mid-Tier Holding Company and stockholders of the Acquiree Corporation who are stockholders of record as of a date selected by management of the Bank. The Holding Company shall use its best efforts consistent with this Plan to distribute Holding Company Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering. Any Person may purchase up to $5.0 million of Holding Company Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.

     B. If subscriptions totaling at least the minimum of the Offering Range are not received in the Subscription Offering and Community Offering, then unsubscribed Subscription Shares may be issued to stockholders of the Acquiree Corporation in exchange for their shares of the Acquiree Corporation or in any other manner that facilitates the completion of the Merger, provided that total Merger Shares, including Merger Shares issued pursuant to this Section 12B, are less than 50% of the outstanding Common Stock of the Holding Company immediately after the closing of the Conversion and Merger. Subscription Shares may only be issued as Merger Shares in order to achieve the minimum of the Offering Range.

13.  SYNDICATED COMMUNITY OFFERING/UNDERWRITTEN PUBLIC OFFERING

     If feasible, the Board of Directors may determine to offer Subscription Shares not issued in the Subscription Offering, in a Syndicated Community Offering and/or through an Underwriter in an Underwritten Public Offering, all subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Holding Company Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the case of an Underwritten Public Offering, Subscription Shares will be sold to an Underwriter for resale in an Underwritten Public Offering. The price to be paid by the Underwriter for Subscription Shares will be equal to the aggregate price at which such shares were offered in the Subscription Offering, less the amount of an underwriting discount, which will be negotiated by the Holding Company and the Underwriter. In the Syndicated Community Offering and/or Underwritten Public Offering, any Person may purchase up to $5.0 million of Holding Company Common Stock, subject to the purchase limitations specified in Section 14.

     Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering or Underwritten Public Offering at any time, provided that the completion of the offer and sale of the Holding Company Common Stock will be conditioned upon the approval of the Plan by Voting Depositors. If the Syndicated Community Offering or Underwritten Public Offering does not begin pursuant to the provisions of the preceding sentence, such offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate. The provisions of Section 14 shall not be applicable to sales to Underwriters in an Underwritten Public Offering for purposes of such an offering, but shall be applicable to the sales by the Underwriters to the public.

     If for any reason a Syndicated Community Offering or an Underwritten Public Offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or Underwritten Public Offering, if possible, the Holding Company will make other arrangements for the disposition of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the Bank Regulators.

14.  LIMITATION ON PURCHASES

     The following limitations shall apply to all purchases and issuances of shares of Conversion Stock:

     A. The maximum dollar amount of Holding Company Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 5% of the shares of Holding Company Common Stock issued in the Offering, except that the Employee Plans may subscribe for up to 8% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

     B. The maximum number of shares of Holding Company Common Stock which may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 25% of the shares of Holding Company Common Stock issued in the Conversion.

     C. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     D. The maximum dollar amount of Holding Company Common Stock which may be subscribed for or purchased in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, combined with Exchange Shares received by any such Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 5.0% of the Holding Company Common Stock issued in the Conversion except for the Employee Plans which may subscribe for up to 8% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

     If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

     Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the receipt of any required approvals of the Bank Regulators and without further approval of Voting Depositors, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Offering, such limitation may be further increased to 9.99%, provided that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Offering. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

     In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used to fill the Employee Plans orders and then will be allocated in accordance with the priorities set forth in this Plan.

     For purposes of this Section 14, the Directors of the Bank, the Mid-Tier Holding Company and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank, the Mid-Tier Holding Company or the Holding Company.

     Each Person purchasing Holding Company Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15.  PAYMENT FOR SUBSCRIPTION SHARES

     All payments for Holding Company Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion.

     Payment for Holding Company Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received will be paid by the Bank at not less than the passbook rate on payments for Holding Company Common Stock. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Depositors at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered. Notwithstanding the foregoing, the Bank may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the Bank Regulators and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Depositors of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Depositors and also may be included in the notice of the pendency of the Conversion and the Special Meeting of Depositors sent to all Eligible Account Holders in accordance with regulations and policy of the Bank Regulators.

     Each Order Form will be preceded or accompanied by a prospectus describing the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the Bank or the Holding Company, which date shall be not less than twenty 20, nor more than 45 days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

     B. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

     C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the
Bank); and

     G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

     Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the Holding Company or the Bank by the United States Postal Service, (b) are not received back by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Bank Regulators.

18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which all of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; and (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The Bank shall establish at the time of the MHC Merger, a Liquidation Account in an amount equal to the greater of: (a) the sum of (i) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, and (ii) the restricted retained earnings account that reflects certain dividends waived by the Mutual Holding Company; or (b) the retained earnings of the Bank at the time the Bank completed its mutual holding company reorganization. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

     If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

     The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below (i) the amount required for the Liquidation Account; or (ii) the net worth requirements of the Bank contained in federal and state regulations.

20.  VOTING RIGHTS OF STOCKHOLDERS

     Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All Subscription Shares purchased by Directors or Officers of the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the Bank Regulators, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

     B. The restriction on disposition of Subscription Shares set forth above in this Section shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

          (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

     C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

          (ii) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

          (iii) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.

22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

     For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the Bank Regulators, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23.  TRANSFER OF DEPOSIT ACCOUNTS

     Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

24.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25.  TAX RULINGS OR OPINIONS

     Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

26.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

     A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

     B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved all employee stock benefit plans maintained by the Bank and the Mid-Tier Holding Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Holding Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Holding Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Mid-Tier Holding Company common stock and all rights to elect to make payment in Mid-Tier Holding Company common stock under any agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under any plan or program of the Bank or the Mid-Tier Holding Company, shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under all stock option plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Holding Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

     C. The Holding Company and the Bank are authorized to enter into employment agreements with their executive officers.

     D. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of federal and state regulations.

27.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

     A. For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank without the prior written consent of the OTS.

     B. The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%. In addition, the Articles of Incorporation and Bylaws of the Holding Company may contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

     C.   For the purposes of this section:

          (i) The term "person" includes an individual, a firm, a corporation or other entity;

          (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

          (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. (S) 8c(a)(10).

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     A. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.

     B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the liquidation account or (ii) the federal or state regulatory capital requirements.

29.  CHARTER AND BYLAWS

     By voting to adopt this Plan, Voting Depositors will be voting to adopt the Articles of Incorporation and Bylaws for the Holding Company attached as Exhibits D and E to this Plan.

30.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

     The Effective Date of the Conversion shall be the date upon which the Articles of Combination (or similar documents) shall be filed with Bank Regulators with respect to the MHC Merger, the Mid-Tier Merger and the Bank Merger. The Articles of Combination shall be filed after all requisite regulatory, depositor and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The Closing of the sale of all shares of Holding Company Common Stock sold in the Offering shall occur simultaneously on the effective date of the Closing.

31.  EXPENSES OF CONVERSION

     The Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

32.  AMENDMENT OR TERMINATION OF PLAN

     If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the Bank Regulators or otherwise at any time prior to solicitation of proxies from Voting Depositors and Mid-Tier Holding

Company stockholders to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the Bank Regulators. Any amendment to this Plan made after approval by Voting Depositors and Mid-Tier Holding Company stockholders with the approval of the Bank Regulators shall not necessitate further approval by Voting Depositors unless otherwise required by the Bank Regulators. This Plan may be terminated by the Board of Directors of the Mutual Holding Company at any time prior to the Special Meeting of Depositors and the Special Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the Bank Regulators.

     By adoption of the Plan, Voting Depositors of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

33.  CONDITIONS TO CONVERSION

     Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

     A. Prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;

     B.   The issuance of the Subscription Shares offered in the Conversion; and

     C.   The completion of the Conversion within the time period specified in
Section 3 of this Plan.

34.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the Bank Regulators.

Dated:  March 27, 2000, amended June 22, 2000.

                                   EXHIBIT A

                          AGREEMENT OF MERGER BETWEEN
                HARRIS FINANCIAL, INC. AND HARRIS SAVINGS BANK

                                   EXHIBIT A

                                    FORM OF
                          AGREEMENT OF MERGER BETWEEN
                HARRIS FINANCIAL, INC. AND HARRIS SAVINGS BANK

     THIS AGREEMENT OF MERGER (the "Mid-Tier Merger Agreement") dated as of ____ __, 2000, is made by and between Harris Financial, Inc., a federal corporation (the "Mid-Tier Holding Company"), Harris Savings Bank, a federal savings bank (the "Bank"), and Harris Interim Savings Bank I, an interim federal savings bank ("Interim I").

                               R E C I T A L S :

     1. The Mid-Tier Holding Company is a federal corporation which owns 100% of the common stock of Harris Savings Bank (the "Bank"). As of the date hereof, the Mid-Tier Holding Company has authorized capital stock consisting of 20,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which there are _________ shares of common stock and no shares of preferred stock issued and outstanding.

     2. Contemporaneously with the transactions contemplated by this Mid-Tier Merger Agreement, the Mid-Tier Holding Company will exchange its charter for that of Interim I and Interim I shall merge with and into the Bank with the Bank as the surviving entity.

     3. At least two-thirds of the members of the boards of directors of the Bank and the Mid-Tier Holding Company have approved this Mid-Tier Merger Agreement whereby Interim I shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Mid-Tier Merger"), and have authorized the execution and delivery thereof.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Effective Date of the Mid-Tier Merger, (i) the Mid-Tier Holding Company shall exchange its charter for that of Interim I, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), and (ii) the Minority Stockholders of the Mid-Tier Holding Company shall constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock and the Mutual Holding Company shall receive shares of Bank common stock in exchange for its Mid-Tier Holding Company common stock.

     2. Effective Date. The Mid-Tier Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the Minority Stockholders present in person or by proxy at a meeting of stockholders, and (iii) a majority of Voting Depositors, and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger. Approval of the Plan by the Voting Depositors shall constitute approval of the Mid-Tier Merger Agreement by the Voting Depositors.

     3.  Name.  The name of the Resulting Institution shall be Harris Savings
Bank.

     4. Offices. The main banking office of the Resulting Institution shall be 235 North Second Street, Harrisburg, Pennsylvania. The branch offices of the Bank that were in lawful operation prior to the Mid-Tier Merger shall be operated as branch offices of the Bank.

     5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     6. Rights and Duties of the Resulting Institution. At the Effective Date, the Mid-Tier Holding Company shall convert to Interim I, which shall be merged with and into the Bank with the Bank as the Resulting Institution.

The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company and Interim I shall be automatically transferred to and vested in the Resulting Institution by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mid-Tier Holding Company and Interim I. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company, the Bank and Interim I, immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, the Bank and Interim I, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company, the Bank and Interim I. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Interim I and the Mid-Tier Holding Company. All rights of creditors and other obligees and all liens on property of the Bank, the Mid-Tier Holding Company and Interim I shall be preserved and shall not be released or impaired.

     7. Other Terms. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan). The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Mid-Tier Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the Mid-Tier Holding Company, Interim I and the Bank have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.

                                             Harris Financial, Inc.
                                             (a federal corporation)
ATTEST:


____________________________________         By:________________________________
Richard C. Ruben, Corporate Secretary        Charles C. Pearson, Jr., President


                                             Harris Savings Bank
                                             (a federal savings bank)
ATTEST:

____________________________________         By:________________________________
Richard C. Ruben, Corporate Secretary        Charles C. Pearson, Jr., President


ATTEST:                                      Harris Interim Savings Bank I
                                             (in formation)

_____________________________________        By:________________________________
Richard C. Ruben, Corporate Secretary        Charles C. Pearson, Jr., President

                                   EXHIBIT B

                          AGREEMENT OF MERGER BETWEEN
                 HARRIS FINANCIAL, MHC AND HARRIS SAVINGS BANK

                                   EXHIBIT B

                                    FORM OF
                          AGREEMENT OF MERGER BETWEEN
                 HARRIS FINANCIAL, MHC AND HARRIS SAVINGS BANK

     THIS AGREEMENT OF MERGER (the "MHC Merger Agreement"), dated as of ____ __, 2000, is made by and between Harris Financial, MHC, a federal corporation (the "Mutual Holding Company"), Harris Savings Bank, a federal savings bank (the "Bank"), and Harris Interim Savings Bank II, an interim federal savings bank ("Interim II").

                               R E C I T A L S :

     1. The Mutual Holding Company is a federal corporation which owns a majority of the common stock of Harris Savings Bank (the "Bank") as a result of the merger of Harris Financial, Inc., a federal corporation, into the Bank (the "Mid-Tier Merger") immediately prior to the merger provided for in this MHC Merger Agreement.

     2. Contemporaneously with the transactions contemplated by this MHC Merger Agreement, the Mutual Holding Company will exchange its charter for that of Interim II and Interim II shall merge with and into the Bank with the Bank as the resulting entity.

     3. At least two-thirds of the members of the boards of directors of the Bank and the Mutual Holding Company have approved this MHC Merger Agreement whereby Interim II shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "MHC Merger"), and authorized the execution and delivery thereof.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Effective Date of the MHC Merger, (i) the Mutual Holding Company shall exchange its charter for that of Interim II, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), whereupon shares of Bank common stock owned by the Mutual Holding Company shall be canceled. As part of the MHC Merger, each Eligible Account Holder and Supplemental Eligible Account Holder [as defined in the Plan of Conversion and Reorganization (the "Plan")], shall automatically receive an interest in the Liquidation Account established in the Bank, in exchange for such person's interest in the Mutual Holding Company set forth in the Plan.

     2. Effective Date. The MHC Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the Minority Stockholders present in person or by proxy at a meeting of stockholders, and (iii) a majority of Voting Depositors, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger. Approval of the Plan by the Voting Depositors shall constitute approval of the MHC Merger Agreement by the Voting Depositors.

     3.  Name.  The name of the Resulting Institution shall be Harris Savings
Bank.

     4. Offices. The main banking office of the Resulting Institution shall be 235 North Second Street, Harrisburg, Pennsylvania. The branch offices of the Bank that were in lawful operation prior to the MHC Merger shall be operated as branch offices of the Bank.

     5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     6. Rights and Duties of the Resulting Institution. At the Effective Date, the MHC Holding Company shall convert to Interim II, which shall be merged with and into the Bank with the Bank as the Resulting Institution.

The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company and Interim II shall be automatically transferred to and vested in the Resulting Institution by virtue of the MHC Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mutual Holding Company and Interim II. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company, the Bank and Interim II, immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mutual Holding Company, the Bank and Interim II, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mutual Holding Company, the Bank and Interim II. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of the Mutual Holding Company and Interim II shall be preserved and shall not be released or impaired.

     7. Other Terms. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan). The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this MHC Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the Mutual Holding Company, Interim II and the Bank have caused this MHC Merger Agreement to be executed as of the date first above written.

                                             Harris Financial, Inc.
                                             (a federal corporation)
ATTEST:


_____________________________________        By:________________________________
Richard C. Ruben, Corporate Secretary        Charles C. Pearson, Jr., President


                                             Harris Savings Bank
                                             (a federal savings bank)
ATTEST:

_____________________________________        By:________________________________
Richard C. Ruben, Corporate Secretary        Charles C. Pearson, Jr., President



ATTEST:                                      Harris Interim Savings Bank II
                                             (information)

_____________________________________        By:________________________________
Richard C. Ruben, Corporate Secretary        Charles C. Pearson, Jr., President

                                   EXHIBIT C

                      FORM OF AGREEMENT OF MERGER BETWEEN
                              HARRIS SAVINGS BANK
                        AND HARRIS INTERIM SAVINGS BANK

                                   EXHIBIT C

                      FORM OF AGREEMENT OF MERGER BETWEEN
                              HARRIS SAVINGS BANK
                        AND HARRIS INTERIM SAVINGS BANK

     THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") dated as of ___ __, 2000, is made by and between Harris Savings Bank, a federal savings bank (the "Bank"), New Harris Financial Inc., a Pennsylvania corporation (the "Holding Company"), and Harris Interim Savings Bank III, an interim federal savings bank ("Interim III").

                                 R E C I T A L S :

     1. The Bank is a federal savings bank that prior to the transactions contemplated by this Bank Merger Agreement and the Plan of Conversion and Reorganization of Harris Financial, MHC (the "Plan"), was a wholly-owned subsidiary of Harris Financial, Inc. (the "Mid-Tier Holding Company"), a federal corporation.

     2. The Holding Company was formed as a wholly-owned subsidiary of the Bank to facilitate and effect the Conversion.

     3. The Holding Company has organized Interim III as a wholly-owned subsidiary to effect and facilitate the Conversion.

     4. Contemporaneously with the transactions contemplated by this Bank Merger Agreement, (i) the Mid-Tier Holding Company shall convert to Harris Interim Savings Bank I, an interim federal savings bank and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity, and (ii) the Minority Stockholders shall constructively receive, and the Mutual Holding Company shall receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

     5. At least two-thirds of the members of the boards of directors of the Bank and Interim III have approved this Bank Merger Agreement under which Interim III shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Bank Merger"), and authorized the execution and delivery thereof.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Effective Date of the Bank Merger and contemporaneously with the Mid-Tier Merger, Interim III will merge with and into the Bank with the Bank as the surviving entity (the "Resulting Institution"). Stockholders of the Bank will exchange the shares of Bank common stock that they either actually or constructively received in the Mid-Tier Merger for Holding Company Common Stock. As a result of the Bank Merger, the Holding Company will own 100% of the common stock of the Bank.

     2. Stock Offering. Contemporaneously with the Bank Merger, the Holding Company will sell shares of its common stock in a subscription offering as described in the Plan.

     3. Effective Date. The Bank Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority of the shares held by Minority Stockholders, and (iii) a majority of the Voting Depositors, and the Articles of Combination shall have been filed with the OTS with respect to the Bank Merger. Approval of the Plan by the Voting Depositors shall constitute approval of this Bank Merger Agreement by the Voting Depositors.

     4.  Name.  The name of the Resulting Institution shall be Harris Savings
Bank.

     5. Offices. The main banking office of the Resulting Institution shall be 235 North Second Street, Harrisburg, Pennsylvania. The branch offices of the Bank that were in lawful operation prior to the Merger shall be operated as branch offices of the Bank.

     6. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     7. Rights and Duties of the Resulting Institution. At the Effective Date, Interim III shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim III shall be automatically transferred to and vested in the Resulting Institution by virtue of such Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Interim III. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Interim III and the Bank immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Interim and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Interim III or the Bank. The stockholders of the Resulting Institution shall possess all voting rights with respect to the shares of stock of the Bank and Interim III. All rights of creditors and other obligees and all liens on property of Interim III and the Bank shall be preserved and shall not be released or impaired.

     1. Other Terms. All terms used in this Bank Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Bank Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the Bank and Interim have caused this Bank Merger Agreement to be executed as of the date first above written.

                                           Harris Savings Bank
                                           (a federal savings bank)
ATTEST:


______________________________________     By: _______________________________
Richard C. Ruben, Corporate Secretary      Charles C. Pearson, Jr., President

                                           Harris Interim Savings Bank III
                                           (a federal savings bank)
ATTEST:


______________________________________     By: _______________________________
Richard C. Ruben, Corporate Secretary      Charles C. Pearson, Jr., President

                                           New Harris Financial, Inc.
                                           (a Pennsylvania corporation)
ATTEST:


______________________________________     By: _______________________________
Richard C. Ruben, Corporate Secretary      Charles C. Pearson, Jr., President

                                   EXHIBIT D

                           ARTICLES OF INCORPORATION
                                       OF
                           NEW HARRIS FINANCIAL, INC.

                                   EXHIBIT D

                           ARTICLES OF INCORPORATION
                                      OF
                          NEW HARRIS FINANCIAL, INC.

                                   ARTICLE I
                                     NAME

     The name of the corporation is New Harris Financial, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                               REGISTERED OFFICE

     The address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is 235 North Second Street, Harrisburg, PA 17101.

                                  ARTICLE III
                               NATURE OF BUSINESS

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL"). The Corporation is incorporated under the provisions of the BCL.

                                   ARTICLE IV
                                 CAPITAL STOCK

     A.  Authorized Amount.   The total number of shares of capital stock which
the Corporation has authority to issue is 110,000,000, of which 10,000,000 shall be serial preferred stock, par value $.01 per share (hereinafter the "Preferred Stock"), and 100,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

     B.  Common Stock.   Except as provided in this Article IV (or in any
resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power of the Corporation shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

     C. Authority of Board to Fix Terms of Preferred Stock. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

     D. Preemptive Rights. Except as may be provided in a resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of capital stock of the

Corporation as such shall have any preemptive or preferential right to purchase or subscribe to any part of any new or additional issue of capital stock of any class whatsoever of the Corporation, or of securities convertible into capital stock of any class whatsoever, whether now or hereafter authorized or issued.

                                   ARTICLE V
                                  INCORPORATOR

     The name of the sole incorporator is Harris Savings Bank, the mailing address of the sole incorporator is 235 North Second Street, Harrisburg, PA 17101, and the number and class of shares for which the sole incorporator has subscribed is 100 shares of common stock.

                                   ARTICLE VI
                                   DIRECTORS

     A.  Directors and Number of Directors.   The business and affairs of the
Corporation shall be managed under the direction of the Board of Directors. Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be as set forth in the Corporation's Bylaws, as may be amended from time to time.

     B.  Classification and Term.   The Board of Directors, other than those who
may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of these Articles of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of these Articles of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of these Articles of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders (except to the extent necessary to ensure that the Board of Directors shall be divided into three classes as nearly equal in number as possible) and when their respective successors are elected and qualified.

     C.  No Cumulative Voting.   Stockholders of the Corporation shall not be
permitted to cumulate their votes for the election of directors.

     D.  Vacancies.   Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

     E.  Removal.   Except as otherwise required by law, and subject to the
rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office by stockholders only for cause and only upon the affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation.

                                  ARTICLE VII
               MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

     A.  Special Meeting of Stockholders.   Except as otherwise required by law
and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Board of Directors of the Corporation pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

     B.  Action Without a Meeting.   An action permitted to be taken by the
stockholders of the Corporation at a meeting of stockholders may be taken without a meeting only if a unanimous written consent setting forth the action so taken is signed by all stockholders who would be entitled to vote at a meeting for such purpose and such consent is filed with the Secretary of the Corporation as part of the corporate records.

     C. Advance Notice by Stockholders. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VIII
                      LIABILITY OF DIRECTORS AND OFFICERS

     A. Personal Liability for Monetary Damages. The personal liabilities of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect, and in no event shall a director be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This section A of Article VIII shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

     B. Amendments. No amendment, modification or repeal of this Article VIII, nor the adoption of a provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

                                  ARTICLE IX
                  RESTRICTIONS ON OFFERS AND ACQUISITIONS OF
                      THE CORPORATIONS' EQUITY SECURITIES

     A.  Definitions.

     (a) Acquire.   The term "Acquire" includes every type of acquisition,
whether effected by purchase, exchange, operation of law or otherwise.

     (b) Acting in Concert.   The term "Acting in Concert" means (a) knowing
participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     (c)  Affiliate.   An "Affiliate" of, or a Person "affiliated with" a
specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.

     (d)  Associate.   The term "Associate" used to indicate a relationship with
any Person means:

          (i) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class or equity securities;

          (ii) Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity.

          (iii) Any relative or spouse of such Person (or any relative of such spouse) who has the same home as such Person or who is a director of officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

          (iv) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

     (e)  Beneficial Owner (including Beneficially Owned).   A Person shall be
considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

          (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

          (ii) Which such Person or any Affiliate or Associate of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

          (iii) Which are Beneficially Owned within the meaning of (i) or (ii) of this Article IX(A)(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article IX of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article IX(A)(e), but shall not include any other Voting Shares which may be issuable in such manner.

     (f)  Offer.   The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term

"Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price.

     (g)  Person.   The term "Person" shall mean any individual, partnership,
corporation, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person".

     (h)  Substantial Part.   The term "Substantial Part" as used with reference
to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

     (i)  Subsidiary.   "Subsidiary" means any corporation of which a majority
of any class of equity security is owned, directly or indirectly, by the Person in question.

     (j)  Voting Shares.   "Voting Shares" shall mean shares of the Corporation
entitled to vote generally in an election of directors.

     (k)  Certain Determinations With Respect to Article IX.   A majority of the
directors shall have the power to determine for the purposes of this Article IX, on the basis of information known to them and acting in good faith: (A) the number of Voting Shares of which any Person is the Beneficial Owner; (B) whether a Person is an Affiliate or Associate of another; (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined; and (D) such other matters with respect to which a determination is required under this
Article IX.

     (l)  Directors, Officers or Employees.   Directors, officers or employees
of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

     B. Restrictions. No Person shall directly or indirectly Offer to acquire or acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or
(ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of any equity security of the Corporation.

     C. Exclusions. The foregoing restrictions shall not apply to (i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any tax qualified employee benefit plan or arrangement established by the Corporation or a Subsidiary of the Corporation and any trustee of such a plan or arrangement, and
(iii) any other Offer or acquisition approved in advance by the affirmative vote of 80% of the members of the Corporation's Board of Directors then in office.

     D.   Remedies.   In the event that shares are acquired in violation of this
Article IX, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to stockholders for a vote.

                                   ARTICLE X
                                   AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribe by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, thereafter is approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of Articles VI, VII, VIII, IX and X hereof which is not approved by the affirmative vote of 80% of the Corporation's Board of Directors then in office.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania through these Articles of Incorporation, has caused these Articles of Incorporation to be signed by its President and Chief Executive Officer, who hereby declares and certifies that the facts herein stated are true and who has hereunto set his hand this 23rd day of March, 2000.


ATTEST                            HARRIS SAVINGS BANK



/s/ Richard C. Ruben              By:  /s/ Charles C. Pearson, Jr.
--------------------                   ---------------------------
Richard C. Ruben, Secretary       Charles C. Pearson, Jr., President and Chief
                                  Executive   Officer

                                   EXHIBIT E

                          NEW HARRIS FINANCIAL, INC.
                                    BYLAWS

                                   EXHIBIT E

                          NEW HARRIS FINANCIAL, INC.
                                    BYLAWS


                                   ARTICLE I
                                    OFFICES

     1.1  Registered Office and Registered Agent. The registered office of New
          --------------------------------------
Harris Financial, Inc. (the "Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     1.2  Other Offices. The Corporation may have other offices within or
          -------------
outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

                                  ARTICLE II
                            STOCKHOLDERS' MEETINGS

     2.1  Place of Meeting. All meetings of the stockholders shall be held at
          ----------------
such place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors.

     2.2  Annual and Special Meetings.  The annual meeting of the stockholders
          ---------------------------
for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Tuesday of April at the hour of 3:00 p.m. if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting. Special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

     2.3  Organization and Conduct.  Each meeting of the stockholders shall be
          ------------------------
presided over by the President, or if the President is not present, by any Executive or Senior Vice President or such other person as the directors may determine. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

     2.4  Notice.
          ------

     (a) Written notice of every meeting of stockholders shall be given by, or at the direction of, the Secretary of the Corporation or other authorized person to each stockholder of record entitled to vote at the meeting at least (i) ten days prior to the date named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law ("BCL"), or any successor thereto, or (ii) five days prior to the date named for a meeting in any other case. A notice of meeting shall specify the place, date and hour of the meeting and in the case of a special meeting the general nature of the business to be transacted thereat, as well as any other information required by law.

     (b) When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or notice of the business to be transacted is required to be given by applicable law and such notice previously has not been given.

     2.5  Record Date. The Board of Directors may fix in advance a record date
          -----------
for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, such date to be not more than ninety (90) days and not less than (i) ten (10) days in the case of a meeting that will consider a fundamental change under Chapter 19 of the BCL, or any successor thereto, or (ii) five (5) days in the case of a meeting for any other purpose, prior to the date of the meeting established by the Board of Directors.

     2.6  Voting List. The office or agent having charge of the transfer books
          -----------
for shares of the Corporation shall make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

     2.7  Quorum. Except as otherwise required by law:
          ------

     (a) The presence in person or by proxy of stockholders entitled to vote at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting of stockholders (after giving effect to Article IX of the Corporation's Articles of Incorporation) shall constitute a quorum for the purposes of consideration and action on the matter. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     (b) The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the general withdrawal of enough stockholders to leave less than a quorum.

     2.8  Voting of Shares.
          ----------------

     (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

     (b) Except as otherwise provided by the Articles of Incorporation, by law or by paragraph (c) of this Section 2.8, any corporate action to be taken by vote of the stockholders of the Corporation shall be authorized by receiving the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon and, if any stockholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by stockholders entitled to vote as a class.

     (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.9  Proxies. Every stockholder entitled to vote at a meeting of
          -------
stockholders may authorize another person to act for him by a proxy duly executed by the stockholder or his duly authorized attorney-in-fact. The presence of, or vote or other action at a meeting of stockholders, by a proxy of a stockholder shall constitute the presence of, or vote or other action by the stockholder for all purposes. No proxy shall be valid after three years from the date of execution unless a longer time is expressly provided therein.

     2.10  Proposals. At an annual meeting of the stockholders, only such
           ---------
business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation, no later than ninety (90) days prior to the date of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and
(d) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

     2.11  Judges of Election.
           ------------------

     (a) For each meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any stockholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

     (b) The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                                  ARTICLE III
                              BOARD OF DIRECTORS

     3.1  Number and Powers. The business affairs of the Corporation shall be
          -----------------
managed under the direction of a Board of Directors of not less than five (5) nor more than twenty (20), as set from time to time by resolution of the Board of Directors. Directors need not be stockholders or residents of the Commonwealth of Pennsylvania. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all such powers of the Corporation as are not by statute or by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders may be exercised by or under the authority of the Board of Directors.

     3.2  Classification and Terms. The classification and terms of the
          ------------------------
directors shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.3  Vacancies. All vacancies in the Board of Directors shall be filled in
          ---------
the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.4  Removal of Directors. Directors may be removed in the manner provided
          --------------------
in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.5  Regular Meetings. Regular meetings of the Board of Directors or any
          ----------------
committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time appoint or as may be designated in the notice of the meeting. A regular meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders.

     3.6  Special Meetings.
          ----------------

          (a) Special meetings of the Board of Directors may be called at any time by the President, Chairman of the Board, or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Written notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

          (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     3.7  Action of Directors by Communications Equipment. One or more persons
          -----------------------------------------------
may participate in a meeting of directors, or of a committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     3.8  Quorum of and Action by Directors. A majority of the Board of
          ---------------------------------
Directors then in office shall be necessary at all meetings to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Every director of the Corporation shall be entitled to one vote.

     3.9  Registering Dissent. A director who is present at a meeting of the
          -------------------
Board of Directors or of a committee thereof, at which action on a corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.10  Action by Directors Without a Meeting. Any action which may be taken
           -------------------------------------
at a meeting of the directors, or of a committee thereof, may be taken without a meeting if prior or subsequent to the action a consent or consents in writing setting forth the action so taken or to be taken is signed by all of the directors in office, or by all of the members of the committee as the case may be, and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote.

     3.11  Compensation of Directors. The Board of Directors shall have the
           -------------------------
authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

     3.12  Nominations of Directors. Subject to the rights of holders of any
           ------------------------
class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of directors. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than (i) ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation, no later than ninety (90) days prior to the annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     3.13 Retirement Age.
          --------------

     (a) Except as set forth in (b) below, the compulsory retirement age for Directors shall be 70: no person having attained the age of 70 shall be elected a member of the Board. No Director shall serve beyond the annual meeting of Directors immediately following the attainment of such age. Whenever any person who is a Director becomes ineligible because of age to serve as a Director, he or she shall be eligible for election as a Director Emeritus provided he or she has been a member of this Board or of a Board of a corporation merged into this corporation for a period of 10 years or more and has not attained the age of 75 prior to his or her election and shall retire not later than the date of the annual meeting of the Board of Directors following his or her attainment of the age of 75.

     (b) For persons who were Directors of Harris Savings Bank (the "Bank") and who attained age 65 prior to the 1996 annual meeting of the Bank, the compulsory retirement age shall be 72. Directors Emeritus of the Bank who reached age 75 prior to the 1996 annual meeting of the Bank's Board of Directors may be appointed to one additional one-year term. The "grandfathering" provisions of this section (b) and all references in the Bylaws to this section (b) shall be removed from the Bylaws automatically without further vote when no longer applicable.

                                  ARTICLE IV
                        EXECUTIVE AND OTHER COMMITTEES

     4.1  Executive Committee.
          -------------------

     (a) The Board of Directors may appoint from the Board of Directors an Executive Committee of not less than three (3) members, and may delegate to such committee, except as otherwise provided by law or the Articles of Incorporation, the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors in all cases in which specific directions shall not have been given by the Board, as well as the power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors with respect to the following: the submission to stockholders of any action requiring approval of stockholders by law; the creation or filling of vacancies in the Board of Directors; the adoption, amendment or repeal of the Articles of Incorporation or these Bylaws; the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors; the declaration of dividends; and approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

     (b) Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

     (c) The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board of Directors.

     4.2  Audit Committee. The Board of Directors shall designate not less than
          ---------------
three (3) members of the Board of Directors who are not employed by the Corporation to constitute an Audit Committee, which shall receive and evaluate internal and independent auditor's reports, monitor the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles and perform such other duties as may be delegated to it by the Board of Directors. Meetings of the Audit Committee shall be held at such times and places as the Chairman of the Audit Committee may determine. The Audit Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

     4.3  Other Committees. The Board may, by resolutions passed by a majority
          ----------------
of the Board of Directors, designate members of the Board to constitute other committees, which shall in each case consist of one or more directors and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

     4.4  Term. A majority of the Board of Directors shall have the power to
          ----
change the membership of any committee of the Board of Directors at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                   ARTICLE V
                                   OFFICERS

     5.1  Designations. The Board of Directors shall annually appoint a Chairman
          ------------
or Co-Chairmen of the Board, a President a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem appropriate.

     5.2  Powers and Duties. The officers of the Corporation shall have such
          -----------------
authority and perform such duties as are specified in these Bylaws and as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3  Chairman of the Board. The Chairman or Co-Chairmen of the Board, who
          ---------------------
shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and stockholders. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors.

     5.4  President. The President shall in the absence of the Chairman of the
          ---------
Board preside at all meetings of the Board of Directors and stockholders. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulations or practice to the office of President, or imposed by these Bylaws.

     5.5  Secretary. The Secretary shall keep the minutes of the meetings of the
          ---------
stockholders and the Board of Directors and shall give notice of all such meetings as required in these bylaws, the Corporation=s Articles of Incorporation or by law. The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

     5.6  Treasurer. The Treasurer shall keep, or cause to be kept, the fiscal
          ---------
accounts of the Corporation, including an account of all monies received or disbursed.

     5.7  Term; Removal. Each officer of the Corporation shall hold office for a
          -------------
term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer or agent of the Corporation may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.8  Compensation. The officers of the Corporation shall receive such
          ------------
salary or compensation as may be determined by or under authority of the Board of Directors.

     5.9  Delegation. In the case of absence or inability to act of any officer
          ----------
of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     5.10 Vacancies. Vacancies in any office arising from any cause may be
          ---------
filled by the Board of Directors at any regular or special meeting of the Board.

     5.11 Bonds. The Board of Directors may, by resolution, require any and all
          -----
of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  ARTICLE VI
                                INDEMNIFICATION

     6.1  Third Party Actions. The Corporation shall indemnify any person who
          -------------------
was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

     6.2  Derivative and Corporate Actions. The Corporation shall indemnify any
          --------------------------------
person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     6.3  Mandatory Indemnification. To the extent that a representative of the
          -------------------------
Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4  Procedure for Effecting Indemnification. Unless ordered by a court,
          ---------------------------------------
any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the stockholders.

     6.5  Advancing Expenses. Expenses (including attorneys' fees) incurred in
          ------------------
defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this
Article VI or otherwise.

     6.6  Insurance. The Corporation shall have the power to purchase and
          ---------
maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Article VI.

     6.7  Modification. The duties of the Corporation to indemnify and to
          ------------
advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

                                  ARTICLE VII
                                 CAPITAL STOCK

     7.1  Certificates. Certificates of stock shall be issued in numerical
          ------------
order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, or in such other manner as the Corporation may determine and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

          (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

          (b)  the name of the person to whom issued;

          (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

          (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     7.2  Transfers.
          ---------

          (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the older certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

          (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     7.3  Registered Owner. Registered stockholders shall be treated by the
          ----------------
Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

          (a)  The classification of shareholder who may certify;

          (b)  The purpose or purposes for which the certification may be made;

          (c) The form of certification and information to be contained therein;

          (d) If the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

          (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

     Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

     7.4  Mutilated, Lost or Destroyed Certificates. In case of any mutilation,
          -----------------------------------------
loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

     7.5  Fractional Shares of Scrip. The Corporation may: (a) issue fractions
          --------------------------
of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

                                 ARTICLE VIII
                           FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors or the Audit Committee of the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                  ARTICLE IX
                             DIVIDENDS AND FINANCE

     9.1  Dividends. Dividends may be declared by the Board of Directors and
          ---------
paid by the Corporation in accordance with the conditions and subject to the limitations imposed by the laws of the Commonwealth of Pennsylvania. The Board of Directors may declare dividends payable only to stockholders of record at the close of business on any business day not more than (90) days prior to the date on which the dividend is paid.

     9.2  Depositories. The monies of the Corporation shall be deposited in the
          ------------
name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE X
                                    NOTICES

     10.1 Notice. Whenever written notice is required to be given to any person
          ------
pursuant to these Bylaws, it may be given to the person either personally or by courier service, or by sending a copy thereof by first class or express mail, postage prepaid, or by facsimile transmission, to his address (or to his facsimile number), in the case of stockholders, appearing on the books of the Corporation or, in the case of directors, supplied by them to the Corporation for the purpose of notice or, in the case of the Corporation, at the address of its principal executive offices. If the notice is sent by mail, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail.

     10.2 Written Waiver of Notice. Whenever any written notice is required to
          ------------------------
be given under these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of a meeting need be specified in the waiver of notice of the meeting.

     10.3 Waiver of Notice by Attendance. Attendance of a person at any meeting
          ------------------------------
shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                  ARTICLE XI
                                     SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                                  ARTICLE XII
                               BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                 ARTICLE XIII
                                  AMENDMENTS

     The Board of Directors, unless otherwise prohibited by law, or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

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